SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                   May 2, 1997

                    ________________________________________


                                 THERMEDICS INC.
             (Exact name of Registrant as specified in its charter)


   Massachusetts                   1-9567                           04-2788806
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)

   470 Wildwood Street
   P. O. Box 2999
   Woburn, Massachusetts                                            01888-1799
   (Address of principal executive offices)                         (Zip Code)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------

        On May 2, 1997, the Thermo Cardiosystems Inc. subsidiary ("Thermo Cardiosystems") of Thermedics Inc. (the "Company") acquired International Technidyne Corporation ("ITC"), a wholly owned subsidiary of Thermo Electron Corporation ("Thermo Electron"), in exchange for the right to receive 3,355,705 shares of Thermo Cardiosystems' common stock. ITC is a manufacturer of near-patient, whole-blood coagulation-testing equipment and related disposables, as well as single-use, premium-priced, skin-incision devices. In 1996, ITC had revenues of $34,000,000, with net income of $4,700,000.

        The acquisition was made pursuant to an Agreement and Plan of Reorganization dated as of May 2, 1997 (the "Agreement"), among Thermo Cardiosystems, ITC Acquisition Inc., a wholly owned subsidiary of Thermo Cardiosystems ("Acquisition"), Thermo Electron, ITC Holdings Inc., a wholly owned subsidiary of Thermo Electron that owned ITC ("Holdings"), and ITC. Under the terms of the Merger Agreement, (i) Acquisition merged with and into ITC, (ii) outstanding shares of ITC's common stock were canceled and converted into the right to receive 3,355,705 shares of Thermo Cardiosystems common stock, (iii) each outstanding share of Acquisition's common stock was canceled and converted into one share of the common stock of ITC, and (iv) ITC became a wholly owned subsidiary of Thermo Cardiosystems.

        The shares of Thermo Cardiosystems' common stock to be issued in connection with the acquisition will be so issued as soon as such shares are listed for trading upon the American Stock Exchange, Inc. The exchange requires that the listing be approved by the holders of a majority of Thermo Cardiosystems' outstanding shares present and voting at a shareholders' meeting. The meeting is expected to be held before the end of fiscal 1997. Thermo Electron and the Company have each agreed to vote all of the shares of Thermo Cardiosystems' common stock held by them as of the record date of the meeting in favor of the listing of Thermo Cardiosystems shares and all matters related thereto. Before giving effect to the issuance of the shares to be issued pursuant to the Agreement, Thermo Electron and the Company owned an aggregate of 54.2% of the outstanding common stock of Thermo Cardiosystems. Giving effect to the issuance of such shares, Thermo Electron and the Company own an aggregate of 58.1% of such outstanding common stock.

        The consideration to be paid for ITC was based on Thermo Cardiosystems' determination of the fair market value of ITC's business. Based on the average of the closing prices of Thermo Cardiosystems' common stock as reported on the American Stock Exchange for the five trading days ending on March 27, 1997, the shares to be issued to Thermo Electron had a value of $75,000,000 prior to the execution of the Agreement.

        Thermo Cardiosystems has no present intention to use ITC's assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, Thermo Cardiosystems will review ITC's business and assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.
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   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            ------------------------------------------------------------
   Information and Exhibits
   ------------------------

            (a) Financial Statements of Business Acquired: Information
                meeting the requirements of this Item 7(a) will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

            (b) Pro Forma Combined Condensed Financial Information:
                Information meeting the requirements of this Item 7(b) will be filed by amendment within the time period permitted by
                Item 7(a)(4) of Form 8-K.

            (c) Exhibits

                2. Agreement and Plan of Reorganization dated as of May 2, 1997, by and among Thermo Cardiosystems Inc., ITC Acquisition Inc., Thermo Electron Corporation, ITC Holdings Inc. and International Technidyne Corporation (incorporated by reference from Exhibit 2.1 to Thermo Cardiosystems Inc.'s Quarterly Report on Form 10-Q for the Quarter ended March 29, 1997 (File No. 1-10114)).




                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 15th day of May, 1997.



                                             THERMEDICS INC.


                                             By: /s/ Jonathan W. Painter
                                                 -----------------------
                                                 Jonathan W. Painter
                                                 Treasurer